UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 17, 2024

(Date of earliest event reported)

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-55897 Commission File Number	81-2775456 (IRS EIN)

667 Madison Ave, 5th Floor

New York, New York 10065

(Address of principal executive offices)

212-823-6272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 15, 2024, Ms Hernandez was appointed as Chief Financial Officer and Executive Vice President to succeed Denis Irby. Mr. Irby was released from his role after a prolonged absence.

Ms. Hernandez is a Big 4 CPA and Harvard MBA who has been on both sides of fund-reacquisition, and audit tables. Her experience spans Fortune 50 companies to start ups. She spent a decade as an internal auditor for fortune 50 companies(TransAmerica Interstate Bank) and as external auditor with Deloitte and Touche. She brings a unique understanding of business risk and their mitigation, as well as, financial strategy. She has been involved in equity fund raisings, system conversions, strategic restructuring initiatives, and M&A . She brings a diversity of skills and experience that will be valuable to the Chief Financial Officer role.

Ms. Hernandez holds a MBA in General Management with an emphasis on Strategy and Marketing from Harvard University and a BA in Philosophy, Politics, Economics and Economics Accounting from Claremont McKenna College.

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	N/A
10.2	N/A
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2024	Internet Sciences, Inc.

	By:	/s/ Lynda Chervil
Lynda Chervil, CEO

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